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                                                                      EXHIBIT 11


                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES


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
                                                                           Quarter Ended March 31,
                                                                       --------------------------------
                                                                             2000             1999
                                                                       -------------      -------------
                                                                         (unaudited)       (unaudited)

Numerator:
     Numerator for basic earnings per share - income attributable to common stockholders, before extraordinary
       item .....................................................      $     160,000      $   1,705,000
   Effect of dilutive securities ................................                 --                 --
                                                                       -------------      -------------
                                                                                  --                 --
                                                                       -------------      -------------

     Numerator for diluted earnings per share - income
       attributable to common stockholders after assumed
       conversions ..............................................      $     160,000      $   1,705,000
                                                                       =============      =============

Denominator:
   Denominator for basic earnings per share - weighted-average
     shares .....................................................          8,895,000          8,887,000

   Effect of dilutive securities:
     Employee stock options and warrants ........................            108,000                 --
                                                                       -------------      -------------
   Dilutive potential common shares .............................            108,000                 --
                                                                       =============      =============
     Denominator for diluted earnings per share - adjusted
     weighted-average shares and assumed conversions ............          9,003,000          8,887,000
                                                                       =============      =============

Basic earnings per share, before extraordinary item .............      $         .02      $         .19
Extraordinary item ..............................................                 --                 --
                                                                       -------------      -------------
Basic earnings per share ........................................      $         .02      $         .19
                                                                       =============      =============

Diluted earnings per share before extraordinary item ............      $         .02      $         .19
Extraordinary item ..............................................                 --                 --
                                                                       -------------      -------------
Diluted earnings per share ......................................      $         .02      $         .19
                                                                       =============      =============

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